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                                   EXHIBIT 32

                                  CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND
(B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Brooks Automation, Inc., a Delaware corporation (the "Company"), does hereby certify that:

(1) The Annual Report on Form 10-K for the year ended September 30, 2005 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Form 10-K fairly presents, in all materials respects, the financial condition and results of operations of the Company.

        Dated:   December 12, 2005          /s/ EDWARD C. GRADY
                                            -------------------
                                            Edward C. Grady
                                            Director and Chief Executive Officer
                                            (Principal Executive Officer)


        Dated:   December 12, 2005          /s/ ROBERT W. WOODBURY, JR.
                                            ---------------------------
                                            Robert W. Woodbury, Jr.
                                            Senior Vice President and
                                            Chief Financial Officer
                                            (Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Brooks Automation, Inc. and will be retained by Brooks Automation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.